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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          HOUSEHOLD INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                36-3121988
   (State of incorporation                       (I.R.S. Employee
       or organization)                         Identification No.)

                                2700 SANDERS ROAD
                        PROSPECT HEIGHTS, ILLINOIS 60070
                    (Address of principal executive officers)


 If this Form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

 If this Form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]



        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
DEPOSITARY SHARES, EACH                         NEW YORK STOCK EXCHANGE, INC.
REPRESENTING ONE-FORTIETH SHARE OF 7 5/8%
CUMULATIVE PREFERRED STOCK,
SERIES 2002-B

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE




ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Depositary Shares being registered hereby, including the 7 5/8% Cumulative Preferred Stock, Series 2002-B, which is represented by the Depositary Shares, is set forth in the Prospectus dated September 10, 2001 as included in the Registration Statement on Form S-3 (No. 333-60510) of Household International, Inc. (the "Registrant"), as filed with the



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Securities and Exchange Commission (the "Commission"), and the Prospectus
Supplement dated September 10, 2002 as transmitted for filing on September 12, 2002 with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

ITEM 2.    EXHIBITS.

4.1 Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit 4.3 of this Form 8-A).

4.2 Restated Certificate of Incorporation of Household International, Inc., as amended, including the Certificate of Designation, Preferences and Rights of the 7 5/8% Cumulative Preferred Stock, Series 2002-B.

4.3 Form of Deposit Agreement dated as of September 10, 2002 between Household International, Inc., Computershare Trust Company of New York and the holders from time to time of the Depositary Receipts described therein.





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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of Household International, Inc. by the undersigned, thereto duly authorized.

                                HOUSEHOLD INTERNATIONAL, INC.
                                (Registrant)


                                By: /s/ John W. Blenke
                                    -----------------------
                                    John W. Blenke
                                    Vice President and Group General Counsel
                                    & Assistant Secretary
Dated:  September 12, 2002



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EXHIBIT INDEX
Exhibit No.
------------

4.1 Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit 4.3 of this Form 8-A).

4.2 Restated Certificate of Incorporation of Household International, Inc., as amended, including the Certificate of Designation, Preferences and Rights of the 7 5/8% Cumulative Preferred Stock, Series 2002-B.

4.3 Form of Deposit Agreement dated as of September 10, 2002 between Household International, Inc., Computershare Trust Company of New York and the holders from time to time of the Depositary Receipts described therein.